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                   WRC MEDIA INC., WEEKLY READER CORPORATION
                           AND COMPASSLEARNING, INC.
                           OFFER FOR ALL OUTSTANDING
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2009
                                IN EXCHANGE FOR
                     UP TO $152,000,000 PRINCIPAL AMOUNT OF
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2009
                PURSUANT TO THE PROSPECTUS, DATED JUNE 12, 2000

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    WRC Media Inc., a Delaware corporation, Weekly Reader Corporation, a Delaware corporation, and CompassLearning, Inc., a Delaware corporation, (collectively, the "Company"), hereby offer to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the Prospectus dated June 12, 2000 (the "Prospectus") and the enclosed letter of transmittal (the "Letter of Transmittal"), up to $152,000,000 aggregate principal amount of new 12 3/4% Senior Subordinated Notes due 2009, which will be freely transferable (the "New Notes"), for any and all outstanding 12 3/4% Senior Subordinated Notes due 2009, which have certain transfer restrictions (the "Old Notes"). The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of November 17, 1999, between the Company and the Donaldson, Lufkin & Jenrette Securities Corporation and Banc of America Securities LLC.

    We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

    1.  Prospectus dated June 12, 2000;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach Bankers Trust Company (the "Exchange Agent") prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to Bankers Trust Corporation, the Exchange Agent for the Old Notes.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON JULY 15, 2000 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 PM., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal), with any required signature guarantees and any other required documents, must be sent to the Exchange Agent and certificates representing the Old Notes must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
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    If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "Exchange Offer--Guaranteed Delivery Procedures."

    Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,
                                          WRC Media Inc.
                                          Weekly Reader Corporation
                                          CompassLearning, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.